UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2008

CHAPEAU, INC.
(Exact name of registrant as specified in its charter)

Utah	033-01289-D	87-0431831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Suncast Lane, Suite 2, El Dorado Hills, California	95762
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (916) 939-8700

  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                       Other Events.

Chapeau, Inc. (“Chapeau”), in a letter dated January 28, 2008 (the “Letter”) to Cummins Power Generation Inc. (“Cummins”), notified Cummins of Chapeau’s intention to cancel that certain Strategic Alliance Agreement dated December 29, 2006 (the “Agreement”) between Cummins and Chapeau.  Under the terms of the Agreement, among other things, certain products were to be provided from Cummins to Chapeau for incorporation into prototype Chapeau EnviroGen™ Energy Modules.  The Agreement provides that testing of such prototypes was to commence on or before November 30, 2007, with an automatic extension of 90 days to February 28, 2008 should there be any delays by either party.  The Agreement further provides that additional 90 day extensions may be granted as mutually agreed.  Based on certain product delivery delays, Chapeau has notified Cummins that it will not agree to another extension and has consequently requested early termination of the Agreement.  Chapeau has not yet received a Cummins’ response to the Letter.

Chapeau is in receipt of letters from both the Electric Power Division of Caterpillar Inc. (“Caterpillar”) dated January 28, 2008 and the Cashman Power Solutions business unit of Caterpillar dealer Cashman Equipment Company (“Cashman”) dated January 25, 2008, whereby, among other things, Cashman will begin making available fully developed and acceptable diesel and natural gas Caterpillar engines and generators to Chapeau for Chapeau-based proprietary EnviroGen™ Energy Module sales, and Caterpillar will work with Cashman and the Caterpillar Dealer Network to support Chapeau in connection with Cashman-provided Caterpillar genset products.  The support activities include, among other things, application, installation, product performance information and technical data as needed in connection with the integration of Caterpillar genset products into Chapeau’s EnviroGen™ Energy Modules, corresponding technical training and parts support and developing Caterpillar Power Protection Plans to provide guaranteed long-term maintenance and repair costs (up to 10 years) with service conducted through the local authorized Caterpillar Dealers worldwide.  Such Power Protection Plans will provide project-specific long-term guarantees of scheduled and unscheduled maintenance costs that will enable Chapeau to provide reliable, affordable energy to its customers while taking advantage of Caterpillar’s worldwide product support network.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including uncertainty arising from the fact that the letters represent non-binding commitments and uncertainty as to whether the support to be provided will enable the Company to achieve its business objectives. As a result of these and other risks, uncertainties and factors, our actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Our Annual Report on Form 10-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPEAU, INC.

Date: February 5, 2008	By: /s/ Guy A. Archbold
Name: Guy A. Archbold
Title: Chief Executive Officer